Plexus Announces Fiscal First Quarter Financial Results
NEENAH, WI – Jan. 22, 2025 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal first quarter ended December 28, 2024, and guidance for our fiscal second quarter ending March 29, 2025.
•Reports fiscal first quarter 2025 revenue of $976 million, GAAP operating margin of 4.8% and GAAP diluted EPS of $1.34.
•Reports fiscal first quarter 2025 non-GAAP operating margin of 6.0% and non-GAAP diluted EPS of $1.73, excluding $0.24 of stock-based compensation expense and $0.15 of restructuring and other charges, net of tax.
•Initiates fiscal second quarter 2025 revenue guidance of $960 million to $1.00 billion with GAAP diluted EPS of $1.22 to $1.37, including $0.24 of stock-based compensation expense. Fiscal second quarter non-GAAP EPS guidance of $1.46 to $1.61 excludes stock-based compensation expense.

	Three Months Ended
	Dec 28, 2024	Dec 28, 2024	Mar 29, 2025
	Q1F25 Results	Q1F25 Guidance	Q2F25 Guidance
Summary GAAP Items
Revenue (in millions)	$976	$960 to $1,000	$960 to $1,000
Operating margin	4.8%	4.9% to 5.3%	4.6% to 5.0%
Diluted EPS	$1.34	$1.25 to $1.40	$1.22 to $1.37

Summary Non-GAAP Items (1)
Adjusted operating margin (2)	6.0%	5.7% to 6.1%	5.3% to 5.7%
Adjusted EPS (3)	$1.73	$1.52 to $1.67	$1.46 to $1.61
Return on invested capital (ROIC)	13.8%
Economic return	4.9%

(1)	Refer to Non-GAAP Supplemental Information tables for additional information regarding non-GAAP financial measures.
(2)
Excludes stock-based compensation expense of approximately 70 bps for Q1F25 results, 50 bps for Q1F25 guidance and 70 bps for Q2F25 guidance. Excludes restructuring charges of approximately 50 bps for Q1F25 results and 30 bps for Q1F25 guidance.

(3)
Excludes stock-based compensation expense, net of tax, of $0.24 for Q1F25 results, $0.19 for Q1F25 guidance and $0.24 for Q2F25 guidance. Excludes restructuring charges, net of tax, of $0.15 for Q1F25 results and $0.08 for Q1F25 guidance.

Fiscal First Quarter 2025 Information
•Won 30 manufacturing programs during the quarter representing $212 million in annualized revenue when fully ramped into production.
•Generated fiscal first quarter free cash flow of $27 million.
•Purchased $12.8 million of our shares at an average price of $151.19 per share under our 2025 Share Repurchase Program, leaving $37.2 million available under our existing $50.0 million authorization.

Todd Kelsey, President and Chief Executive Officer, commented, "Our team's agility and responsiveness enabled strong operating performance in the fiscal first quarter, resulting in robust financial results to begin fiscal 2025. We delivered fiscal first quarter revenue of $976 million, in-line with expectations, and non-GAAP operating margin of 6.0%, near the high end of our guidance and consistent with our long-term goal. This contributed to non-GAAP EPS of $1.73, which exceeded guidance. Furthermore, free cash flow generation surpassed expectations, benefiting from the ongoing efforts of our fiscal 2024 initiatives to drive sustained improvement in working capital efficiency."

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, "Aided by a cash cycle of 68 days, 5 days favorable to expectations, we delivered our best fiscal first quarter free cash flow performance in five years, generating $27 million. The ongoing improvements in our cash cycle also continue to benefit return on invested capital, which was 13.8% for the fiscal first quarter, or 490 basis points above our weighted average cost of capital. Although net working capital investments in support of program ramps are anticipated for the fiscal second quarter, our robust fiscal first quarter free cash generation positions us to now deliver up to $100 million of free cash for fiscal 2025. Finally, reinforcing our commitment to create additional shareholder value, we reduced our borrowing by $37 million and repurchased $13 million of our shares during the fiscal first quarter."

Mr. Kelsey continued, "We delivered 30 fiscal first quarter manufacturing wins, representing $212 million in annualized revenue. The wins performance reflects continued strong contribution within our Healthcare/Life Sciences market sector as well as exciting growth opportunities within our Aerospace/Defense and Industrial market sectors. In addition, our engineering solutions team delivered a win total that approached a two-year high, while our funnel of engineering opportunities continues to see increased diversification. We believe both are strong leading indicators of future Plexus revenue growth."

Mr. Kelsey concluded, "Considering current market sector dynamics and typical seasonal cost pressures, we are guiding to fiscal second quarter revenue of $960 million to $1.00 billion, non-GAAP operating margin of 5.3% to 5.7% and non-GAAP EPS of $1.46 to $1.61. Lastly, we remain confident in achieving meaningful EPS growth in fiscal 2025 by leveraging revenue expansion in each of our market sectors, ongoing strong operating margin performance and continued deployment of our free cash flow to create additional shareholder value."

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Dec 28, 2024	Sep 28, 2024	Dec 30, 2023
Revenue	$976,122	$1,050,569	$982,607
Gross profit	100,692	107,912	88,140
Operating income	46,860	53,858	45,158
Net income	37,267	41,221	29,215
Diluted EPS	$1.34	$1.48	$1.04

Gross margin	10.3%	10.3%	9.0%
Operating margin	4.8%	5.1%	4.6%

ROIC (1)	13.8%	11.8%	10.3%
Economic return (1)	4.9%	3.6%	2.1%

(1) Refer to Non-GAAP Supplemental Information tables for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 51% of revenue during the first quarter of fiscal 2025. This is down 1 percentage point from the fourth quarter of fiscal 2024 and up 3 percentage points from the first quarter of fiscal 2024.

Business Segments ($ in millions)	Three Months Ended
	Dec 28, 2024	Sep 28, 2024	Dec 30, 2023
Americas	$274	$307	$310
Asia-Pacific	607	618	553
Europe, Middle East and Africa	101	128	121
Elimination of inter-segment sales	(6)	(2)	(1)
Total Revenue (1)	$976	$1,051	$983

(1)	In the first quarter of fiscal 2025, Plexus changed its internal management reporting to focus on value-add sales in each region and adjusted the allocation of certain corporate costs amongst reportable segments. These changes have been implemented and are consistent with what is provided to the Chief Executive Officer as our chief operating decision maker. The Company's composition of operating segments and reportable segments did not change. Net sales and operating income for our three reportable segments for the current period and comparative periods presented have been recast to conform to those changes. These changes had no effect on the Company's consolidated net sales, operating income or net income for the current or comparative periods. Refer to the Supplemental Segment Information in Table 3 for the prospective presentation of previously filed periods.

Market Sectors ($ in millions)	Three Months Ended
	Dec 28, 2024		Sep 28, 2024		Dec 30, 2023
Aerospace/Defense	$160	16%	$184	18%	$167	17%
Healthcare/Life Sciences	374	38%	415	39%	381	39%
Industrial	442	46%	452	43%	435	44%
Total Revenue	$976		$1,051		$983

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow, because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the first quarter of fiscal 2025 was 13.8%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a two-quarter period for the first fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2025 is 8.9%. ROIC for the first quarter of fiscal 2025 less Plexus’ weighted average cost of capital resulted in an economic return of 4.9%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended December 28, 2024, cash flows provided by operations was $53.6 million, less capital expenditures of $26.5 million, resulting in free cash flow of $27.1 million.

Cash Cycle Days	Three Months Ended
	Dec 28, 2024	Sep 28, 2024	Dec 30, 2023
Days in Accounts Receivable	56	54	61
Days in Contract Assets	12	10	12
Days in Inventory	134	127	161
Days in Accounts Payable	(69)	(59)	(66)
Days in Advanced Payments	(65)	(68)	(73)
Annualized Cash Cycle (1)	68	64	95

(1)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2025 Q1 Earnings Conference Call and Webcast
When:	Thursday, January 23, 2025 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Webcast link:
https://events.q4inc.com/attendee/140961572

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has helped create the products that build a better world. Driven by a passion for excellence, we partner with our customers to design, manufacture and service highly complex products in demanding regulatory environments. From life-saving medical devices and mission-critical aerospace and defense products to industrial automation systems and semiconductor capital equipment, our innovative solutions across the lifecycle of a product converge where advanced technology and human impact intersect. We provide these solutions to market-leading as well as disruptive global companies in the Aerospace/Defense, Healthcare/Life Sciences, and Industrial sectors, supported by a global team of over 20,000 members across our 26 facilities in the Americas ("AMER"), Asia-Pacific ("APAC") and Europe, Middle East and Africa ("EMEA") regions. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and regulatory matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, conflict in the Middle East, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2024 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 28,	Dec 30,
	2024	2023
Net sales	$976,122	$982,607
Cost of sales	875,430	894,467
Gross profit	100,692	88,140
Operating expenses:
Selling and administrative expenses	49,149	42,982
Restructuring and other charges	4,683	—
Operating income	46,860	45,158
Other income (expense):
Interest expense	(3,554)	(7,617)
Interest income	1,234	808
Miscellaneous, net	(1,046)	(3,502)
Income before income taxes	43,494	34,847
Income tax expense	6,227	5,632
Net income	$37,267	$29,215
Earnings per share:
Basic	$1.38	$1.06
Diluted	$1.34	$1.04
Weighted average shares outstanding:
Basic	27,087	27,485
Diluted	27,763	28,013

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	Dec 28,	Sep 28,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$317,161	$345,109
Restricted cash	688	2,353
Accounts receivable	597,470	622,366
Contract assets	128,086	120,560
Inventories	1,290,179	1,311,434
Prepaid expenses and other	53,739	75,328
Total current assets	2,387,323	2,477,150
Property, plant and equipment, net	505,108	501,112
Operating lease right-of-use assets	78,045	74,360
Deferred income taxes	73,832	73,919
Other assets	27,009	27,280
Total non-current assets	683,994	676,671
Total assets	$3,071,317	$3,153,821

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$121,977	$157,325
Accounts payable	666,118	606,378
Advanced payments from customers	625,315	709,152
Accrued salaries and wages	78,458	94,448
Other accrued liabilities	73,507	75,991
Total current liabilities	1,565,375	1,643,294
Long-term debt and finance lease obligations, net of current portion	88,728	89,993
Accrued income taxes payable	17,198	17,198
Long-term operating lease liabilities	35,124	32,275
Deferred income taxes	7,233	8,234
Other liabilities	38,590	38,002
Total non-current liabilities	186,873	185,702
Total liabilities	1,752,248	1,828,996
Shareholders’ equity:
Common stock	545	545
Additional paid-in-capital	684,555	680,638
Common stock held in treasury	(1,202,939)	(1,190,115)
Retained earnings	1,860,410	1,823,143
Accumulated other comprehensive (loss) income	(23,502)	10,614
Total shareholders’ equity	1,319,069	1,324,825
Total liabilities and shareholders’ equity	$3,071,317	$3,153,821

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 28,	Sep 28,	Dec 30,
	2024	2024	2023
Operating income, as reported	$46,860	$53,858	$45,158
Operating margin, as reported	4.8%	5.1%	4.6%

Non-GAAP adjustments:
Restructuring and other charges (1)	4,683	—	—
Stock-based compensation	6,990	10,849	5,335
Non-GAAP operating income	$58,533	$64,707	$50,493
Non-GAAP operating margin	6.0%	6.2%	5.1%

Net income, as reported	$37,267	$41,221	$29,215

Non-GAAP adjustments:
Restructuring and other charges, net of tax (1)	4,191	—	—
Stock-based compensation, net of tax	6,640	10,306	5,335
Adjusted net income	$48,098	$51,527	$34,550

Diluted earnings per share, as reported	$1.34	$1.48	$1.04

Non-GAAP per share adjustments:
Restructuring and other charges, net of tax (1)	0.15	—	—
Stock-based compensation, net of tax	0.24	0.37	0.19
Adjusted diluted earnings per share	$1.73	$1.85	$1.23

(1)	During the three months ended December 28, 2024, restructuring costs of $4.7 million, or $4.2 million net of taxes, were incurred primarily for employee severance costs associated with a reduction in the Company's workforce in the EMEA and AMER regions.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	Dec 28,		Sep 28,		Dec 30,
	2024		2024		2023
Operating income, as reported		$46,860		$167,732		$45,158
Restructuring and other charges, net		4,683		20,257		—
Accelerated stock-based compensation (1)	+	—	+	5,063	+	—
Adjusted operating income		$51,543		$193,052		$45,158
	x	4			x	4

Adjusted annualized operating income		$206,172		$193,052		$180,632
Adjusted effective tax rate	x	15%	x	13%	x	16%
Tax impact		30,926		25,097		28,901
Adjusted operating income (tax-effected)		$175,246		$167,955		$151,731

Average invested capital	÷	$1,268,309	÷	$1,418,698	÷	$1,479,647
ROIC		13.8%		11.8%		10.3%
Weighted average cost of capital	-	8.9%	-	8.2%	-	8.2%
Economic return		4.9%		3.6%		2.1%

Average Invested Capital Calculations	Dec 28,	Sep 28,	Jun 29,	Mar 30,	Dec 30,	Sep 30,
	2024	2024	2024	2024	2023	2023
Equity	$1,319,069	$1,324,825	$1,266,360	$1,259,762	$1,266,755	$1,214,382
Plus:
Debt and finance lease obligations - current	121,977	157,325	258,175	245,964	251,119	240,205
Operating lease obligations - current (2)	14,875	14,697	7,990	8,281	9,172	8,363
Debt and finance lease obligations - long-term	88,728	89,993	90,715	192,025	192,118	190,853
Operating lease obligations - long-term	35,124	32,275	31,923	33,915	35,989	38,552
Less: Cash and cash equivalents	(317,161)	(345,109)	(269,868)	(265,053)	(231,982)	(256,233)
	$1,262,612	$1,274,006	$1,385,295	$1,474,894	$1,523,171	$1,436,122

(1)	During the twelve months ended September 28, 2024, $5.1 million of accelerated stock-based compensation expense was recorded in selling and administrative expense in the accompanying Condensed Consolidated Statements of Operations as a result of executive retirement agreements.
(2)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.

PLEXUS CORP. AND SUBSIDIARIES
SUPPLEMENTAL SEGMENT INFORMATION Table 3
(in thousands)
(unaudited)

	Three Months Ended				Twelve Months Ended
	Dec 30,	Mar 30,	Jun 29,	Sep 28,	Sep 28,	Sep 30,
	2023	2024	2024	2024	2024	2023
Net sales:
AMER	$309,753	$296,177	$306,522	$306,773	$1,219,225	$1,468,996
APAC	552,841	521,658	520,928	617,826	2,213,253	2,361,777
EMEA	121,277	152,292	136,670	127,814	538,053	402,427
Eliminations	(1,264)	(3,227)	(3,369)	(1,844)	(9,704)	(22,895)
	$982,607	$966,900	$960,751	$1,050,569	$3,960,827	$4,210,305

Operating Income:
AMER	$18,950	$15,480	$23,964	$25,306	$83,700	$123,099
APAC	77,132	72,878	75,285	87,906	313,201	313,120
EMEA	3,197	9,729	9,287	8,820	31,033	16,013
Corporate and other costs	(54,121)	(68,617)	(69,290)	(68,174)	(260,202)	(256,412)
	$45,158	$29,470	$39,246	$53,858	$167,732	$195,820